EXHIBIT 5

LUSE GORMAN, PC
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

December 1, 2023

Board of Directors
LINKBANCORP, Inc.
1250 Camp Hill Bypass, Suite 202
Camp Hill, Pennsylvania 17011

Re:	LINKBANCORP, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of 86,328 shares of common stock, $0.01 par value per share (the “Shares”), of LINKBANCORP, Inc. (the “Company”) to be issued pursuant to the Virginia Partners Bank 2008 Incentive Stock Option Plan and the Virginia Partners Bank 2015 Incentive Stock Option Plan (collectively, the “Plans”).

In rendering the opinion expressed herein, we have reviewed the Articles of Incorporation of the Company, the Plans, the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as resolutions of the board of directors of the Company and applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered. This opinion is limited to matters of Pennsylvania corporate law.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Shares of the Company, when issued in accordance with the terms and conditions of the Plans, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and shall not be used for any other purpose or relied upon by any other person without the prior express written consent of this firm.  We hereby consent to the use of this opinion in the Form S-8. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Luse Gorman, PC
LUSE GORMAN, PC